As filed with the Securities and Exchange Commission on January 6, 2012

Registration Statement No. 333-178718

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
to
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ALBANY MOLECULAR RESEARCH, INC.
(Exact name of Registrant as specified in its charter)

Delaware	14-1742717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Corporate Circle
P.O. Box 15098
Albany, New York 12212-5098
(518) 512-2000
(Address, including zip code, and telephone number, including area code, of
 Registrant’s principal executive offices)

Thomas E. D’Ambra, Ph.D.
President and Chief Executive Officer
Albany Molecular Research, Inc.
21 Corporate Circle
Albany, New York 12212-5098
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Lori M. Henderson, Esq.	John M. Mutkoski, Esq.
Albany Molecular Research, Inc.	Thomas S. Levato, Esq.
21 Corporate Circle	Goodwin Procter LLP
Albany, NY 12212-5098	Exchange Place
(518) 512-2000	Boston, Massachusetts 02109
(617) 570-1000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.01 per share (4)	(2)	(3)	(3)	-
Warrants	(2)	(3)	(3)	-
Units (5)	(2)	(3)	(3)	-
Preferred Stock	(2)	(3)	(3)	-
Total	(2)	(3)	$50,000,000	$5,730

(1)	Calculated pursuant to Rule 457(o) under the Securities Act. The fee was paid in connection with the initial filing of this registration statement on Form S-3 on December 22, 2011.

(2)
There is being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants to purchase common stock, such indeterminate number of units, and such indeterminate number of shares of preferred stock as shall have an aggregate initial offering price not to exceed $50,000,000.  Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.  In addition, pursuant to Rule 457(i) under the Securities Act, the securities registered hereunder also include:

•	such indeterminate number of shares of common stock as may be issuable by the registrant upon conversion or exchange of any preferred stock, warrants or units issued under this registration statement;

•
such indeterminate number of shares of preferred stock as may be issuable by the registrant upon conversion or exchange of any preferred stock, warrants or units issued under this registration statement; and

•	such indeterminate number of warrants as may be issuable by the registrant upon conversion or exchange of any preferred stock or units issued by the registrant under this registration statement.

In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $50,000,000. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder.

(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)
This registration statement also relates to the rights to purchase Series A Junior Participating Cumulative Preferred Stock of the registrant which are attached to all shares of common stock issued pursuant to the terms of the registrant’s Shareholders Rights Agreement, dated September 18, 2002, and as amended on June 1, 2011.  Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates for the common stock and will be transferred with and only with such common stock.  Because no separate consideration is paid for the rights, the registration fee therefore is included in the fee for common stock.

(5)	Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may be or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 6, 2012.

PROSPECTUS

$50,000,000

ALBANY MOLECULAR RESEARCH, INC.

Common Stock
Warrants
Units
Preferred Stock

From time to time, we may offer and sell up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units.  We will provide specific terms of these offerings and securities in one or more supplements to this prospectus.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Global Market under the symbol “AMRI.”  On December 21, 2011, the last reported sale price of our common stock on The NASDAQ Global Market was $2.80.  The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The NASDAQ Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 6 herein and in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus ____________________.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  Offers to sell, and offers to buy, the securities are valid only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the securities.

In this prospectus, references to the terms “AMRI” “we,” “us,” “our” and similar terms, refer to Albany Molecular Research, Inc. and its wholly owned subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf registration process, we may from time to time offer and sell common stock, preferred stock, warrants or units, or any combination of these securities, in one or more offerings up to a total dollar amount of $50,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.  This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to these offerings.  We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.  We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”

RISK FACTORS

Investing in our securities involves significant risks.  Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is on file with the SEC and is incorporated by reference in this prospectus.  Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement.  The risks and uncertainties we have described are not the only ones facing our company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.  The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

Our ratio of combined fixed charges and preference dividends to earnings for each of the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document that we file with the SEC and incorporate by reference pertaining to the issuance, if any, by us of preference securities in the future.

ABOUT ALBANY MOLECULAR RESEARCH, INC.

Albany Molecular Research, Inc. (AMRI) is a global contract research and manufacturing organization with more than twenty years experience providing customers fully integrated drug discovery, development, and manufacturing services. AMRI supplies a broad range of services and technologies that support the discovery and development of pharmaceutical products and the manufacturing of API and drug product for existing and experimental new drugs. With locations in the United States, Europe, and Asia, AMRI maintains geographic proximity and flexible cost models. AMRI has also historically leveraged its drug-discovery expertise to execute on several internal drug discovery programs, which have progressed to the development candidate stage and in some cases into Phase I clinical development. AMRI has successfully partnered certain programs and is actively seeking to out-license its remaining programs to strategic partners for further development. Our executive offices are located at 21 Corporate Circle, P.O. Box 15098 Albany, New York 12212-5098 and our telephone number is (518) 512-2000.  Our Internet web address is http://www.amriglobal.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, statements that are forward-looking statements within the meaning of the federal securities laws. We caution you that any forward-looking statements presented in this prospectus, or which management may make orally or in writing from time to time, are based on management’s beliefs and assumptions made by, and information currently available to, management. When we use the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “continue,” “assume” and other similar expressions, they are generally forward-looking statements. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

•	our strategic plans;

•	our business outlook; and

•	our future business and financial performance.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. The risks and uncertainties to which these statements are subject include, but are not limited to, those risks and uncertainties described in “Risk Factors” and elsewhere in this prospectus, the accompanying prospectus supplement, and the documents incorporated by reference herein and therein, and include the following:

•	general economic and business conditions, including unforeseen economic weakness in our markets;

•	our ability to meet our credit facility’s financial covenants;

•	our ability to obtain financing sufficient to meet our business needs;

•	our ability to integrate the acquisitions closed during 2010 and make such acquisitions accretive to our business model;

•	the ability of our strategic investments and acquisitions to perform as expected;

•	demand by pharmaceutical and biotechnology companies for our products and services;

•	trends in pharmaceutical and biotechnology companies’ outsourcing of chemical research and development;

•	sales of Allegra, impact of the “at-risk” launch of generic Allegra and the OTC conversion of Allegra on our receipt of significant royalties under the Allegra license agreement;

•	our ability to replicate the revenue stream derived from royalties payable under the Allegra license agreement;

•
over-the-counter sales of Claritin, and competitive alternatives, including generic products for the treatment of allergies and the risk of new product introductions for the treatment of allergies, including generic forms of Allegra;

•	our ability to compete effectively and adjust to rapidly changing market dynamics;

•	our ability to comply with regulatory requirements of the Federal Drug Administration, or “FDA”;

•	our customers’ ability to obtain FDA approval of their regulatory submissions;

•	liability for harm caused by drugs that we develop and test;

•	liability for contamination or other harm caused by hazardous materials that we use;

•	occurrence of a natural disaster or other catastrophic event at our primary facilities;

•	changes in income tax and health care reform laws affecting drug pricing;

•	disruptions in sourcing of raw materials to support our production processes or product delivery;

•	our ability to successfully produce and license proprietary technology;

•	our ability to take advantage of proprietary technology and expand the scientific tools available to us;

•	our ability to successfully develop novel compounds and lead candidates in our collaborative arrangements;

•	our ability to recruit and retain the highly skilled employees we need, including our senior management and experienced scientists;

•	our ability to enforce and protect our intellectual property and technology rights;

•	difficulties in retaining significant customers;

•	our ability to manage international operations and foreign currency risks;

•	terrorist attacks or acts of war; and

•	various other factors beyond our control.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements.  Except as required by law, we assume no responsibility for updating any forward-looking statements.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include the following:

•	working capital;

•	capital expenditures;

•	the repayment and refinancing of debt;

•	the acquisition of other companies or businesses; and

•	other purposes as mentioned in any prospectus supplement.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.  Pending such uses, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds.

Based upon our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	warrants;

•	units;

•	preferred stock; and

•	any combination of the foregoing securities.

In this prospectus, we will refer to the common stock, warrants, units and preferred stock collectively as “securities.”  The total dollar amount of all securities that we may issue under this prospectus will not exceed $50,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred stock that we may offer under this prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by, our Restated Certificate of Incorporation and our Amended and Restated By-Laws, which are exhibits to the registration statement of which this prospectus forms a part, and by applicable law. We refer to our Restated Certificate of Incorporation as our certificate of incorporation, and we refer to our Amended and Restated By-Laws as our by-laws.  You can access complete information by referring to our certificate of incorporation and bylaws.

General

Under our certificate of incorporation, we have authority to issue 2,000,000 shares of preferred stock, par value $.01 per share.   We do not have any shares of preferred stock outstanding as of the date of this prospectus.  Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors.  Subject to the rights of the shares of any series of preferred stock that may be outstanding from time to time, our board of directors has the authority to:

•	fix the number of shares of any series of preferred stock and to determine the designation of any such series;

•	determine and alter the powers, rights, preferences and privileges and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock; and

•
increase or decrease, but not below the number of shares of such series then outstanding, the number of shares of any series subsequent to the issue of shares of that series (within the limitations or restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series).

The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

Terms

If we decide to issue any preferred stock pursuant to this prospectus, we will describe in a prospectus supplement the terms of the preferred stock, including, if applicable, the following:

•	the maximum number of shares;

•	the designation, relative ranking and stated value of the shares;

•
the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date dividends will accrue, the dividend payment dates, whether dividends will be cumulative and the method of calculation for dividends;

•	whether the payment of any dividends on preferred stock is subject to any restrictions against the payment of any dividends contained in any then effective debt or other instrument;

•
the price and the terms and conditions for redemption, if any, including redemption at our option or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•
the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•
any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	any listing of the preferred stock on any securities exchange or market;

•	the voting rights if any, of the preferred stock; and

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations, terms or restrictions of the preferred stock.

When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in a certificate of designation.

DESCRIPTION OF COMMON STOCK

The following description of our common stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock that we may offer under this prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and our by-laws.  The terms of our common stock may also be affected by Delaware law.

General

Under our certificate of incorporation, we have authority to issue 50,000,000 shares of common stock, par value $0.01 per share.  As of December 12, 2011, there were 30,626,877 shares of our common stock issued and outstanding.  For greater detail about our common stock, please refer to our certificate of incorporation and by-laws.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation Preference

In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock shall be entitled to share ratably in the remaining assets available for distribution, subject to the prior rights of any series of preferred stock which may from time to time be outstanding.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise provided by Delaware law or as provided with respect to any other class or series of stock.  Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. If applicable, material U.S. federal income tax considerations applicable to our common stock will be described in the applicable prospectus supplement.

Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Delaware General Corporation Law.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by:

•	persons who are directors and also officers, and

•	employee stock plans, in some instances; or

•
at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Staggered Board of Directors.  Our certificate of incorporation and by-laws provide that our board of directors be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Stockholder Action; Special Meeting of Stockholders.  Our certificate of incorporation provides that our stockholders may not take any action by written consent, but only may take action at duly called annual or special meetings of stockholders. Our by-laws further provide that special meetings of our stockholders may be only called by our board of directors, the chairman of the board or our chief executive officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our by-laws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice needs to be delivered to our principal executive offices within specified time periods. Our by-laws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized But Unissued Shares.  Subject to the rights of any existing preferred stock, our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, employee benefit plans and stockholder rights plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Removal of Directors.  Our certificate of incorporation provides that, subject to the rights, if any, of any series of undesignated preferred stock to elect and remove directors whom the holders of any such stock have the right to elect, a director on our board of directors may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds or more of the shares then entitled to vote at an election of our directors.

Shareholder Rights Plan.  We have adopted a Shareholder Rights Plan, the purpose of which is, among other things, to enhance our board of directors’ ability to protect stockholder interests and to ensure that stockholders receive fair treatment in the event any coercive takeover attempt of us is made in the future. The Shareholder Rights Plan could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, us or a large block of our common stock. The following summary description of the Shareholder Rights Plan does not purport to be complete and is qualified in its entirety by reference to the our Shareholder Rights Plan, which has been filed as an exhibit to our Registration Statement on Form 8-A, which Registration Statement was filed with the Securities and Exchange Commission on September 20, 2002. In connection with the adoption of the Shareholder Rights Plan, our board of directors declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of common stock to stockholders of record as of the close of business on September 19, 2002. The Rights currently are not exercisable and are attached to and trade with the outstanding shares of our common stock. Under the Shareholder Rights Plan, the Rights become exercisable if a person becomes an “acquiring person” by acquiring 15% or more of the outstanding shares of our common stock or if a person commences a tender offer that would result in that person owning 15% or more of our comment stock. A stockholder owning 15% or more of our common stock as of September 19, 2002, is “grandfathered” under the Shareholder Rights Plan and will become an “acquiring person” upon acquiring an additional 1⁄2% of our common stock. If a person becomes an “acquiring person,” each holder of a Right (other than the acquiring person) would be entitled to purchase, at the then-current exercise price, such number of shares of the our preferred stock which are equivalent to shares of our common stock having twice the exercise price of the Right. If we are acquired in a merger or other business combination transaction after any such event, each holder of a Right would then be entitled to purchase, at the then-current exercise price, shares of the acquiring company’s common stock having a value of twice the exercise price of the Right.

Transfer Agent

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.  Its address is P.O. Box 3550, South Hackensack, New Jersey 07606-9250.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “AMRI.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement.  If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular warrants we are offering before the issuance of the related warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock and preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent.  We will indicate the name and address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

If we decide to issue warrants pursuant to this prospectus, we will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•
in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreement and warrants may be modified;

•	a discussion of any material U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase shares of our common stock or preferred stock at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender shares of common stock as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of shares of common stock, preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants,” will apply to each unit and to the common stock, preferred stock and warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent and any of its agents, may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

•	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities directly to one or more purchasers without using underwriters or agents.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

The warrants and the units that we may offer will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on The NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information in this prospectus, any supplement and the documents listed below.  Our Securities and Exchange Commission file number is 000-25323. We incorporate by reference the specific documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 16, 2011;

•
our Quarterly Reports on Form 10-Q for the period ended March 31, 2011, filed with the SEC on May 10, 2011, for the period ended June 30, 2011, filed with the SEC on August 9, 2011, and for the period ended September 30, 2011, filed with the SEC on November 9, 2011;

•
our Current Reports on Form 8-K, filed with the SEC on January 28, 2011 (as amended on February 2, 2011), March 7, 2011, June 1, 2011, June 7, 2011, July 1, 2011, September 27, 2011, December 5, 2011, and December 22, 2011 (other than information furnished under Item 7.01 therein);

•	the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on January 29, 1999, and all amendments and reports updating such description; and

•
the section entitled “Description of Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A, filed with the SEC on September 20, 2002, and all amendments and reports updating such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) on or after the filing date of this amended prospectus until the date on which the registration statement containing this prospectus has been withdrawn shall also be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any statement contained in this prospectus or in a previously filed document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or was deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.  All requests should be made to: Albany Molecular Research, Inc., 21 Corporate Circle, Albany, New York 12212-5098, Attn: Secretary.  Telephone requests may be directed to the Secretary at (518) 512-2000. You should rely only on the information incorporated by reference or provided in this prospectus.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the Securities and Exchange Commission.  You may read and copy these reports, proxy statements and information at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Albany Molecular Research, Inc., that file electronically with the Securities and Exchange Commission.  You may access the Securities and Exchange Commission’s web site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

EXPERTS

The consolidated financial statements and related financial statement schedule of Albany Molecular Research, Inc. and subsidiaries as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2010, expresses an opinion that Albany Molecular Research, Inc. did not maintain effective internal control over financial reporting as of December 31, 2010 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness related to inadequate and ineffective controls over income tax accounting and disclosure was identified and included in management’s assessment.

Also, the audit report on the effectiveness of internal control over financial reporting as of December 31, 2010, contains an explanatory paragraph that states that Albany Molecular Research, Inc. acquired AMRI Burlington on June 14, 2010, and management excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2010, AMRI Burlington’s internal control over financial reporting.  AMRI Burlington’s financial statements constitute 3.0% of the Company’s total consolidated assets and 2.4% of consolidated revenues as of and for the year ended December 31, 2010.  Our audit of internal control over financial reporting of Albany Molecular Research, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of AMRI Burlington.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the shares of our common stock offered by this prospectus.  Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

$50,000,000

ALBANY MOLECULAR RESEARCH, INC.

Common Stock
Warrants
Units
Preferred Stock

PROSPECTUS

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$5,730
NASDAQ Global Market listing fee		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Printing expenses		*
TOTAL	$	*
 *  Estimated expenses not presently known.

Item 15.                 Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, allows a corporation to eliminate the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

- for any breach of the director’s duty of loyalty to the corporation or its stockholders;

- for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

- under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

- for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is expressly forbidden by the DGCL as it now exists or is later amended.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent of the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation and by-laws require us to indemnify to the fullest extent authorized or permitted by the DGCL (as it existed at the time of the adoption of the certificate of incorporation, or, if the DGCL is later amended to permit broader indemnification, as so amended) each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he is or was a director or officer of Albany Molecular Research, Inc., or is or was serving at the request of Albany Molecular Research, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent. We are only required to indemnify any such person seeking indemnification in connection with an action initiated by such person if such action was authorized by the board of directors, unless such action was brought to enforce an officer or director’s rights to indemnification as set forth in our certificate of incorporation and bylaws. Our by-laws also provide that we must advance expenses to a director within 10 days after the receipt by us of a written statement from such director requesting such advance or advances from time to time, whether prior to or after final disposition of the matter with respect to which such expenses are being advanced upon receipt of an undertaking, if such undertaking is required by the DGCL, by or on behalf of such director to repay such amount if it is ultimately determined that the director is not entitled to be indemnified by us. Our certificate of incorporation further states that we may, by action of our board of directors, provide indemnification to officers, employees and agents of the company with the same scope and effect as the foregoing provisions relating to directors.

Our certificate of incorporation provides that the rights to indemnification and advancement of expenses conferred by it are not exclusive of any other right that any person may have or acquire under any statute, any amendment to the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

We currently maintain directors and officers liability insurance.

Item 16.                 Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.                 Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)
That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to registration statement (collectively, the or this “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on this 6th day of January, 2012.

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Mark T. Frost
Mark T. Frost
Senior Vice President, Administration,
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Thomas E. D’Ambra	Chairman of the Board of Directors, President and Chief Executive	January 6, 2012
Thomas E. D’Ambra, Ph.D.	Officer (Principal Executive Officer and Chairman of the Board of
Directors)

/s/ Mark T. Frost	Senior Vice President, Administration, Chief Financial Officer and	January 6, 2012
Mark T. Frost	Treasurer (Principal Financial Officer and Principal Accounting
Officer)

/s/ *	Director	January 6, 2012
Una S. Ryan, Ph.D., O.B.E.

/s/ *	Director	January 6, 2012
Arthur J. Roth

/s/ *	Director	January 6, 2012
Gabriel Leung

/s/ *	Director	January 6, 2012
Paul S. Anderson, Ph.D.

/s/ *	Director	January 6, 2012
Kevin O’Connor

/s/ *	Director	January 6, 2012
Veronica G. H. Jordan, Ph.D.

* By:	/s/ Lori M. Henderson
Lori M. Henderson Attorney-in-fact

Signature Page to S-3 Registration Statement – Albany Molecular Research, Inc.

EXHIBIT INDEX

Exhibit Number		Description

1.1*	—	Form of Underwriting Agreement.

3.1**	—	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-25323).

3.2**	—	Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-25323).

4.1**	—
Certificate of Designation, Preferences and Rights of a Series of Preferred Stock of Albany Molecular Research, Inc. classifying and designating the Series A Junior Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form 8-A (File No. 000-25323), filed with the SEC on September 20, 2002).

4.2**	—
Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to our Registration Statement on Form S-1 (File No.333-58795), filed with the SEC on December 8, 1998.

4.3**	—
Shareholder Rights Agreement, dated as of September 18, 2002, between Albany Molecular Research, Inc. and Mellon Investor Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No.000-25323), filed with the SEC on September 20, 2002.

4.4**	—
Amendment to Shareholder Rights Agreement, dated as of June 1, 2011, between Albany Molecular Research, Inc. and Mellon Investor Services LLC, as Rights Agent (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form 8-A/A (File No.000-25323), filed with the SEC on June 1, 2011.

4.5*	—	Form of Preferred Stock Certificate.

4.6*	—	Form of Warrant Agreement (including Forms of Warrant Certificates).

4.7*	—	Form of Unit Agreement (including Forms of Unit Certificates).

5.1***	—	Opinion of Goodwin Procter LLP.

23.1	—	Consent of KPMG LLP.

23.2***	—	Consent of Goodwin Procter.

24.1***	—	Powers of Attorney.

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**	Previously filed.

***	Previously filed as an exhibit to this Registration Statement on Form S-3 on December 22, 2011.